UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): November 10, 2020 PLx Pharma Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36351	46-4995704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fishers Lane, Suite E, Sparta, New Jersey	07871
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 409-6541

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PLXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 16, 2020, PLx Pharma Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors an aggregate of 4,755,373 immediately separable units (the “Units”), with each Unit being comprised of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock,” and such shares, the “Unit Shares”) and (ii) a warrant to purchase 1.1 shares of Common Stock (a “Warrant,” and such shares, the “Warrant Shares”), at a price per Unit of $3.787, for gross proceeds of approximately $18 million (the “Private Placement”).

The Warrants issued to the Investors on the closing date of the Private Placement will become exercisable on the date of issuance. The Warrants will have an initial exercise price of $4.31 per share and will have a term of five years from the date of issuance. The Warrants may be exercised by cashless exercise in limited circumstances or by payment of cash, subject to adjustment therein. Subject to limited exceptions, a Warrant holder will not have the right to exercise any portion of its Warrants if the Warrant holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the Warrant holder may increase, decrease or terminate the Beneficial Ownership Limitation, provided further that any increase in the beneficial ownership limitation will not be effective until 61 days following written notice to the Company.

The Private Placement is expected to close on or about November 18, 2020, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The securities issued by the Company pursuant to the Purchase Agreement and to be issued upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated thereunder and on similar exemptions under applicable state laws. The Company will file a Form D with the Securities and Exchange Commission (the “SEC”) in accordance with the requirements of Regulation D.

Registration Rights Agreement

In connection with the Private Placement, the Company will be entering into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company will agree to prepare and file a registration statement (the “Registration Statement”) with the SEC within 30 business days after the closing of the Private Placement for the purposes of registering the resale of the Unit Shares and the Warrant Shares. The Company will also agree, among other things, to pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

Placement Agency Agreement

Raymond James & Associates, Inc. (the “Placement Agent”) acted as placement agent in connection with the Private Placement. Pursuant to the terms of a Placement Agency Agreement, dated November 16, 2020, between the Company and the Placement Agent (the “Placement Agency Agreement”), upon the closing of the Private Placement, the Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the aggregate gross proceeds from the Private Placement plus the reimbursement of certain expenses with respect to the Private Placement. The Placement Agency Agreement contains customary representations, warranties, and indemnification of the Placement Agent by the Company.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Purchase Agreement, the form of Registration Rights Agreement, the Placement Agency Agreement and the form of Warrant, which are filed as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 16, 2020, the Company issued a press release announcing its financial results for its third quarter ended September 30, 2020. The Company’s press release is attached hereto as Exhibit 99.1.

The information furnished by the Company pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 10, 2020, held its 2020 annual meeting of stockholders (the “Annual Meeting”) at which the Company’s stockholders approved an amendment to the PLx Pharma Inc. 2018 Incentive Plan (the “Plan”), to increase the number of shares of the Company’s common stock issuable under the Plan by 1,750,000 shares (the “Plan Amendment”). The Board of Directors of the Company previously approved the Plan Amendment on September 23, 2020, subject to stockholder approval.

The material features of the Plan Amendment are described in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed on September 25, 2020. The above description of the Plan Amendment is qualified in its entirety by reference to the Plan, as amended, filed herewith as Exhibit 10.4.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 10, 2020, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders were asked to vote upon the following:

1.	The election of each of Gary Balkema, Kirk Calhoun, Robert Casale, John Hadden II, Michael Valentino and Natasha Giordano to serve as directors until the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualify;

2.	The approval of an amendment to the Plan, to increase the number of shares of the Company’s common stock issuable under the Plan by 1,750,000 shares;

3.	The approval of an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement;

4.	The approval of an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and

5.	The ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 7,793,244 of the 9,156,260 shares of the Company’s common stock entitled to vote, were as follows:

1.	The election of each of Gary Balkema, Kirk Calhoun, Robert Casale, John Hadden II, Michael Valentino and Natasha Giordano to serve as directors until the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualify was approved as follows:

	For	Withheld	Broker Non-Votes
Gary Balkema	4,720,004	224,268	2,848,972
Kirk Calhoun	4,733,565	210,707	2,848,972
Robert Casale	4,733,633	210,639	2,848,972
John Hadden II	4,564,910	379,362	2,848,972
Michael Valentino	4,742,639	201,633	2,848,972
Natasha Giordano	4,742,246	202,026	2,848,972

2.	The approval of an amendment to the Plan, to increase the number of shares of the Company’s common stock issuable under the Plan by 1,750,000 shares. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
3,854,502	970,688	119,082	2,848,972

3.	The approval of an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
4,736,343	77,399	130,530	2,848,972

4.	The approval of an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers. The voting results were as follows:

One-Year	Two-Years	Three-Years	Abstain	Broker Non-Votes
4,687,232	147,294	60,871	48,875	2,848,972

Pursuant to the results of the non-binding advisory vote to approve the frequency of stockholder votes on executive compensation, the Board of Directors of the Company has determined that the Company shall hold a stockholder vote on executive compensation annually.

5.	The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,684,728	2,609	105,907	-

Item 8.01	Other Events.

On November 16, 2020, the Company issued a press release announcing the submission of its supplemental New Drug Applications with the U.S. Food and Drug Administration for VAZALORE 325mg and VAZALORE 81mg. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	4.1	Form of Warrant to Purchase Common Stock.

	10.1	Form of Securities Purchase Agreement.

	10.2	Form of Registration Rights Agreement.

	10.3	Placement Agency Agreement, dated November 16, 2020, by and among the Company and Raymond James & Associates, Inc.

	10.4	PLx Pharma Inc. 2018 Incentive Plan, as amended (incorporated herein by reference to the Annex A of the Company's Definitive Proxy Statement on Schedule 14A filed on September 25, 2020).

	99.1	Press Release, dated November 16, 2020.

	99.2	Press Release, dated November 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX PHARMA INC.

Dated: November 16, 2020	By:	/s/ Natasha Giordano
		Name:	Natasha Giordano
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

10.3	Placement Agency Agreement, dated November 16, 2020, by and among the Company and Raymond James & Associates, Inc.

10.4	PLx Pharma Inc. 2018 Incentive Plan, as amended (incorporated herein by reference to the Annex A of the Company's Definitive Proxy Statement on Schedule 14A filed on September 25, 2020).

99.1	Press Release, dated November 16, 2020.

99.2	Press Release, dated November 16, 2020.